Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-160822) and Form S-3 (No. 333-164605 and No. 333-169815) of American Lorain Corporation of our report dated March __, 2014 with respect to the consolidated financial statements of American Lorain Corporation, which report appears in this Annual Report on Form 10-K of American Lorain Corporation of the year ended December 31, 2013.

/s/ WWC, P.C.
San Mateo, California	WWC, Professional Corporation
March 31, 2014	Certified Public Accountants